PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750
                                                          www.peoplesbancorp.com


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE             Contact: Mark F. Bradley
---------------------                      President & Chief Operating Officer
February 10, 2005                          (740) 373-3155

                         PEOPLES BANCORP INC. INCREASES
                               QUARTERLY DIVIDEND
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         MARIETTA, Ohio - The Board of Directors of Peoples Bancorp Inc.
(NASDAQ: PEBO) today declared a cash dividend of $0.19 per share payable on April 1, 2005, to shareholders of record at March 15, 2005.
         The first quarter dividend reflects an increase of 5.6% from the $0.18 per share paid in the prior quarter and represents a payout of approximately $2.0 million based on 10.5 million shares outstanding at February 10, 2005.
         "The Board's decision to increase the quarterly cash dividend reflects our commitment to enhance shareholder return and is consistent with the greater emphasis on dividends," said Mark F. Bradley, Peoples' President and Chief Operating Officer. "The increased dividend also positions Peoples to continue our history of dividend growth, assuming earnings provide sufficient capital and market conditions allow."
         The annualized 2005 dividend of $0.76 equates to a yield of 2.8% based on Peoples Bancorp's closing stock price of $26.80 on February 9, 2005.
         Peoples Bancorp Inc., a diversified financial products and services company with $1.8 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 50 locations and 33 ATMs in Ohio, West Virginia and Kentucky. Peoples' financial service units include Peoples Bank, Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO", and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
----------------------
         This press release may contain certain forward-looking statements with respect to Peoples' financial condition, results of operations, plans, objectives, future performance and business. Except for the historical and present factual information contained in this press release, the matters discussed in this press release, and other statements identified by words such as "expects," "believes," "plans," "will," "would," "should," "could" and similar expressions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment which adversely impact interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions are less favorable than expected; (4) general economic conditions are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions which adversely affect Peoples' business; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues;
(9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (10) the outcome of regulatory and legal proceedings and (11) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples' reports filed with the Securities and Exchange Commission ("SEC"). Peoples does not commit to any obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Copies of documents filed with the SEC are available free of charge at the Commission's website at http://www.sec.gov and/or from Peoples' website.

                                 END OF RELEASE